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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Pre-Effective Amendment No. 1 to this Registration Statement on Form SB-2 of our report dated June 4, 2004, except for the sixth paragraph of Note 5 as to which the date is June 30, 2004, relating to the consolidated financial statements of MedicalCV, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS, LLP PricewaterhouseCoopers, LLP Minneapolis, Minnesota August 20, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM